EXHIBIT 99.2

                                  Press Release

                                  NEWS RELEASE




SWVA Bancshares, Inc
(Over-the-Counter: SWVB)
302 Second St., SW
Roanoke VA 24011

CONTACT:          B. L. Rakes, President & CEO
                  (540) 343-0135

Date:             August 21, 1997


DIVIDEND DECLARATION:
SWVA Bancshares, Inc is pleased to announce that the Board of Directors of the Company, at a meeting of the Board of Directors on August 20, 1997, declared a semi-annual dividend of $0.15 per share payable on September 30, 1997 to shareholders of record at the close of business on September 15, 1997.


Southwest Virginia Savings Bank, FSB is a federally chartered savings bank, the deposits of which are insured by the FDIC to the fullest extent provided by law. The Bank is headquartered in Roanoke, Virginia and operates 5 full-service banking facilities and a mortgage origination office serving Roanoke City, Roanoke County, Salem City and adjacent counties. The Bank has served the community since 1927.


SWVA Bancshares, Inc., Common stock shares are listed over-the-counter through the National Daily Quotation System "Pink Sheet".